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                                                                   Exhibit 10.22


                                                                 January 4, 1999

Mr. Ronald C. Drabik
CUNO Incorporated
400 Research Parkway
Meriden, Connecticut  06450

         Re:      Agreement and General Release

Dear Ron:

         This Agreement and General Release (the "Release") is made and entered into by and between Ronald C. Drabik ("Executive") and CUNO Incorporated (the "Company") as of January 4, 1999.

         WHEREAS, the Executive and the Company desire to avoid litigation and controversy and fully resolve and compromise any and all claims, charges, actions, causes of action and disputed issues of law and fact that Executive has, had, or may have against the Company, as of the date of this Release;

         NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements set forth below, we agree as follows:

         1. Separation Date. The Company accepts your resignation terminating your employment with the Company effective January 4, 1999 (the "Separation Date").

         2. Payment of Earned Wages and Vacation Pay. No later than the next regularly scheduled payday on or after the Separation Date, the Company will pay you all wages earned through the Separation Date as well as for all unused vacation days that accrued as of that date.

         3. Consideration from the Company. In consideration for your releases and covenants set forth in this Release, the Company agrees that upon the expiration of the revocation period described in Paragraph 18 below and with no revocation on your part of this Release, the Company will provide you with the following, which you acknowledge is more than you would receive if you chose not to sign this Release:

             a. Severance pay at your current regular rate of pay, paid at regular payroll intervals and subject to normal tax withholding through January 4, 2000; provided, however, that you will not earn or accrue any bonus, vacation pay, sick pay, pension or retirement credit, or any other benefits during the period in which you are receiving severance pay;
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             b. Pursuant to the terms of Consolidated Omnibus Budget
                Reconciliation Act (COBRA), you are eligible for and may elect to continue health care coverage under the Company's group health plan, payments for such health care coverage to be provided at the Company's expense until January 4, 2000, and thereafter at your expense;

             c. Outplacement assistance with an acceptable executive
                outplacement firm for twelve (12) months after the Separation Date, or until you obtain other employment deemed comparable by the Company, whichever occurs first, with the total cost to the Company not to exceed $25,000.

             d. 4,000 of your restricted shares of CUNO common stock will be held by the Company until their vesting on July 8, 2001, at which time, so long as you have not breached any term of this Release, such shares will be distributed to you; the remaining 3,146 of your restricted shares of CUNO common stock will be forfeited.

             e. Your 10,000 Performance Shares granted on September 26, 1996, shall be prorated based upon the financial performance of the Company as of October 31, 1998, (two of the three-year performance cycle), and the prorated earned Performance Shares shall be held by the Company until a distribution is made to the other 1996 grant participants who did not terminate prior to the end of the three-year-performance period, with such Performance Shares distributed to you so long as you are not in breach of any term of this Release.

             f. Your 6,500 vested Non-Qualified Stock Options, awarded under the
                CUNO Incorporated 1996 Stock Incentive Plan, in which you were a participant, shall remain exercisable pursuant to the terms of the Plan until April 4, 1999, at which time any options not exercised shall be forfeited irrevocably by you.

             g. Car allowance payments of $980 per month, continuing until
                January 4, 2000.

             h. Reimbursement for reasonable expenses incurred for your relocation, if necessary, from Southington, Connecticut to the locale of your subsequent employment, up to a maximum of eighteen thousand dollars ($18,000). Such relocation expenses shall be limited to those normally incurred in moving household belongings and possessions and will include real estate losses and transaction costs, as well as real estate broker commissions. The Company's obligation with respect to relocation expenses will be limited to the difference between the amount your subsequent employer agrees to reimburse and your actual out of pocket costs, up to a maximum


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                of $18,000. However, the Company agrees to pay you one-half
                (1/2) of any unused portion of the $18,000 amount after relocation. If your subsequent employment does not require you to relocate, this provision is void.

             i. For one (1) year following the Separation Date, Company will continue to pay its portion of the premium to maintain your GRIP life insurance at the current rate, and you will continue to be responsible for your portion.

         4. Return of Company Property. You agree to return to the Company, no later than the Separation Date, all property of the Company that is in your possession including, without limitation, all keys, computer hardware, materials, papers, books, files, documents, records, policies, client and customer information and lists, marketing information, data base information and lists, mailing lists, notes, computer software and programs, data, and any other property or information that you may have relating to the Company and its customers, clients, employees, policies, or practices (whether those materials are in paper or computer-stored form). You agree not to retain any such property or information in any form, and not to give copies of such property or information or disclose their contents to any other person.

         5. Potential Change of Control. Executive acknowledges that: (a) he is aware that, from time to time, the Company has been engaged in discussions with third parties regarding a possible acquisition of the Company; (b) these discussions are continuing; and (c) he is aware under his Termination and Change of Control Agreement dated October 1, 1996 (the "Termination Agreement"), he is entitled to certain benefits upon a change of control of the Company. Executive acknowledges that the Company has made no representations in this Release, orally, or otherwise, about whether or not a change of control will take place. Executive has determined through his own evaluation (and upon any advice of Executive's counsel) that the consummation of the release is in his best interests though discussions have taken place regarding the acquisition of the Company. Executive is not relying on the presence or absence of any information regarding a potential change of control of the Company in making his decision and acknowledges and represents that any further information or disclosure is immaterial in evaluating and agreeing to the benefits, terms, and conditions of this Release.

         6. Released Parties. "Released Parties," as used in this Release, shall mean the Company and all of its past and present officers, directors, shareholders, agents, employees, partners, officials, divisions, subsidiaries, parents, successors, affiliates, employee benefit plans (and their sponsors, fiduciaries and administrators), insurers, and attorneys.

         7. Release by Executive. In consideration for the promises and payments described in Paragraph 3 above, you, on behalf of yourself and your agents, representatives, attorneys, assigns, heirs, executors, and administrators, fully releases each of the Released Parties from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type, regarding any act or failure to act that occurred up to and including the date on which you sign this Release, including but not limited to any claims directly or indirectly


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relating to your employment or separation of employment from the Company, and including but not limited to all claims, actions or liability under: (1) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. Section 1981), the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Fair Labor Standards Act, the Equal Pay Act, the National Labor Relations Act, the Employee Retirement Income Security Act, the Family and Medical Leave Act, the Connecticut Human Rights and Opportunities Act, and Connecticut General Statutes
Section 31-290a; (2) any other federal, state or local statute, ordinance, regulation, or constitutional provision regarding employment, payment of wages, compensation, employee benefits, termination of employment, or discrimination in employment; and (3) the common law of the United States or any state relating to contracts, wrongful discharge, opportunistic discharge, fraud, defamation, or any other matter; provided, however, that you are not releasing your rights, if any, to any vested benefits you may have under any employee benefit program or plan of the Company.

         8. Covenant Not To Sue. Except for an action arising out of a breach of this Release, you agree, on behalf of yourself and your agents, representatives, attorneys, assigns, heirs, executors, and administrators, never to bring (or cause to be brought) any claim, action or proceeding against any of the Released Parties regarding any act or failure to act that occurred up to and including the date on which you sign this Release, including but not limited to any claim, action or proceeding directly or indirectly relating to your employment or separation of employment from the Company. If any such claim has been brought before you sign this Release, you must and will take all steps necessary to cause that claim to be withdrawn and dismissed with prejudice. If any such action is brought after you sign this Release, you will immediately become ineligible for any further consideration from the Company under this Release and must return to the Company all consideration that you have already received from the Company under this Release.

         9. The Company's Response to Requests for Information About You. In response to any written inquiries from third parties, including but not limited to, your prospective employers regarding your employment or separation of employment with the Company, the Company will provide, in writing, only the dates of your employment, positions held with the Company and a mutually agreeable positive reference that will include an agreed upon reason for your leaving the Company.

         10. No Attempt at Reemployment. You agree not to apply for employment or otherwise seek to be hired, rehired, employed, reemployed, or reinstated by the Company or any of its affiliated companies or corporations.

         11. Non-admission. This Release does not constitute an admission by any of the Released Parties, and the Company specifically denies that any action of the Released Parties taken or has failed to take with respect to you was wrongful, unlawful, in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury to you.

         12. Release Inadmissible as Evidence. This Release, its execution, and


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implementation may not be used as evidence, and shall not be admissible, in a subsequent proceeding of any kind, except one which either party institutes alleging a breach of this Release.

         13. Confidentiality. Except as may be specifically required by law, you will not (without the prior written consent of the President of the Company) directly or indirectly disclose, publish, indicate, or in any manner communicate the terms and provisions of this Release to any other person or entity except to your accountant and/or financial advisor to the limited extent necessary to prepare your tax returns, your attorney, or your spouse. Prior to any such authorized disclosure, you will, in writing, inform each such person to whom disclosure is to be made that the terms of this Release are confidential and secure the written agreement of each such person to maintain the confidentiality of the terms of this Release. If you are specifically required by law to disclose any of the terms or provisions of this Release, you will, before making any such disclosure, provide prompt written notice to the President of the Company in which you shall describe the reason for, and the scope, nature, and timing of, any such legally required disclosure.

         14. Entire Release. This Release contains the entire release and understanding between the parties concerning the matters described herein. It supersedes all prior agreements, discussions, oral or otherwise, negotiations, understandings, and proposals of the parties. The terms of this Release cannot be changed except in a subsequent document signed by the Executive and an authorized representative of the Company. The parties specifically acknowledge that Executive's Termination and Change of Control Agreement, dated as of October 1, 1996, by and between the Company and Executive (the "Termination Agreement") shall terminate and have no continuing legal effect except for
Section 11 of such agreement relating to "Non-Competition and Non-Disclosure; Executive Cooperation." The parties incorporate herein as part of this Release the terms, provisions and conditions set forth under Section 11 of the Termination Agreement, a copy of such section is attached hereto as Appendix A.

         15. Costs and Attorney's Fees. If either party to this Release institutes a legal action to enforce its rights under any provision of this Release, the non-prevailing party in such action shall be liable to the prevailing party for the costs and reasonable attorneys' fees incurred by the prevailing party in connection with the action.

         16. Severability. The provisions of this Release shall be severable, and the invalidity of any provision shall not affect the validity of the other provisions; provided, however, that if you bring a lawsuit, claim, charge, or complaint against any of the Released Parties, and a court of competent jurisdiction finds that a release or waiver of claims or rights by you in Paragraph 7 above, or a covenant by you in Paragraph 8 above, is illegal, void or unenforceable, you agree, at the Company's option, either to execute promptly a release, waiver and/or covenant that is legal and enforceable or to return promptly to the Company the full value of the consideration provided to you under Paragraph 3 above.

         17. Applicable Law and Venue. This Release shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and


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performance of this Release shall be governed by, the laws of the State of
Connecticut without giving effect to that state's principles regarding conflict of laws.

         18. Revocation Period. You have the right to revoke this Release during a period of seven days after you sign it. In order to revoke this Release, you must sign and send a written notice of the decision to revoke this Release, addressed to Mark Kachur, CUNO Incorporated, 400 Research Parkway, Meriden, CT 06450, and that written notice must be received by the Company no later than seven days after you signed this Release. If you exercise your right to revoke this Release, you will not be entitled to any of the money, benefits, and other consideration from the Company described in Paragraph 3 of this Release, and must immediately repay to the Company any money, benefits, and other consideration that you have already received from the Company under that paragraph.

         19. Knowing and Voluntary Waiver. You acknowledge that:

             a. You have carefully read this Release and fully understand its meaning;

             b. You had 21 days to review this Release before signing it;

             c. You are hereby advised in writing by the Company to consult with an attorney before deciding whether to sign this Release;

             d. You were not coerced into signing this Release;

             e. You agree to all the terms of this Release and are entering into it knowingly, voluntarily, and with full knowledge of its significance; and

             f. The only consideration you are receiving for signing this Release is described herein, and no other promises or representations of any kind have been made by any person or entity to cause you to sign this Release.

         20. Counterparts. This Release may be executed in counterparts and will be as fully binding as if signed in one entire document.

CUNO INCORPORATED                           EXECUTIVE

By:      /s/ John A. Tomich                       /s/ Ronald C. Drabik
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         John A. Tomich                           Ronald C. Drabik
         Counsel & Secretary

Date:    January 4, 1999                    Date: January 13, 1999
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